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                                                                    EXHIBIT 10.7


                            STOCK PURCHASE AGREEMENT


                This Stock Purchase Agreement (this "Agreement"), dated as of May 30, 2001, is made by and between HARRINGTON BANK, FSB, a federally chartered savings association ("Seller") and LOS PADRES BANK, FSB, a federally chartered savings association ("Buyer").

                                    RECITALS

                WHEREAS, Seller owns 51 shares of capital stock, constituting 51% of the issued and outstanding capital stock, of Harrington Wealth Management Company, an Indiana corporation (the "Stock", and such company, the "Subsidiary").

                WHEREAS, Seller and Buyer are parties to a Shareholder Agreement dated as of February 1, 1999 relating to their respective investments in the Subsidiary, which, among other things, provides for a right of first refusa1 with respect to the Stock (the "Shareholder Agreement").

                WHEREAS, Buyer desires to purchase the Stock in accordance with the Shareholder Agreement in consideration for cash in the amount of the Purchase Price.

                WHEREAS, Seller desires to sell the Stock to Buyer in consideration for the Purchase Price.

                NOW, THEREFORE, in consideration of the foregoing and the mutual representations and promises herein contained, the parties agree as follows:

                                    AGREEMENT

                1. Purchase and Sale of Stock. Upon the terms and subject to the conditions set forth herein, Seller agrees to sell, convey and transfer to Buyer, and Buyer hereby agrees to purchase from Seller, the Stock, all effective at the Closing for the Purchase Price as defined in paragraph 2 below. As used herein, the term "Closing" shall mean the consummation of the transactions described herein, which shall take place on a date mutually agreeable to the parties within ten business days of the satisfaction of the last to be satisfied of all of the conditions contained in Section 4 of this Agreement.

                2. De1ivery of Purchase Price. The Purchase Price for the Stock shall be an amount in cash equal to the net book value of the Subsidiary as mutually determined by Seller and Buyer on the last business day of the calendar month preceding the Closing. The term "net book value" shall mean the net book value determined in accordance with generally accepted accounting principles. Buyer agrees to pay the Purchase Price in cash at the Closing.

                3. Representations and Warranties. Each of Seller and Buyer represents and warrants to the other on the Closing as follows:

                        a. Due Organization. It is duly organized and existing under the laws of the jurisdiction in which it was organized, has the power and authority to own its property and



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carry on its business as now being conducted, and is qualified to do business in all jurisdictions in which the nature of the business conducted makes such qualification necessary and where failure to so qualify would have a material adverse effect on it.

                        b. Authority. It has full power and authority to execute, deliver and perform this Agreement. The execution of this Agreement and the performance of the services and activities contemplated hereby will not violate the terms or conditions of any other agreement with respect to which such party is subject.

                        c. Corporate Action Taken. All corporate or other organizational action on its part, or of its directors, stockholders or members necessary for the authorization, execution, delivery and performance of this Agreement has been duly taken, and this Agreement is a legal, valid and binding agreement of it enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by (1) applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, receivership, moratorium, or other similar laws affecting the enforcement of creditors' rights generally, and (2) general principles of equity.

                        d. Authority of Signers. Its officers who are executing this Agreement are duly and properly in office and fully authorized to execute this Agreement.

                        e. Consent and Approval of Others. Except for any required approval of the Office of Thrift Supervision, no consent or approval of any third party, no filings or registrations with, and no consent, permission, authorization, order or license of any governmental authority is necessary in connection with the execution and delivery by such party of this Agreement, or any transaction contemplated hereby, except as may have been obtained by such party.

                        f. Compliance with Laws. There is no provision of any charter or by-law of such party and no provision of any indenture or agreement, written or oral, to which it is a party or under which it is obligated, nor is there any applicable statute, governmental rule or regulation, or any judgment, decree or order of any court or agency binding on it, which would be violated or breached by its execution, delivery and performance of this Agreement, which violation or breach would have a material adverse effect on such party.

                        g. Litigation. It is not subject to any (i) contingent liabilities or (ii) pending, or to its knowledge threatened, litigation, administrative proceedings or inquiries which, in the case of either clause (i) or (ii), could have a material adverse effect on the relationship contemplated hereby.

                        h. No Brokers. It has not involved or retained a broker in connection with the transactions contemplated hereby and no third party shall be entitled to receive compensation based upon this arrangement.

                4.      Conditions to Closing.

                        a. Conditions to the Obligations of Se1ler. Unless waived in writing by Seller, the obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:



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                                (i)     Performance. Each of the acts and
undertakings and covenants of Buyer to be performed at or before the Closing pursuant to this Agreement shall have been duly performed.

                                (ii)    Representations and Warranties. The
representations and warranties of Buyer contained in Article 3 of this Agreement shall be true, correct and complete on and as of the Closing with the same effect as though made on and as of the Closing.

                                (iii)   Seller shall have received the Purchase
Price from Buyer.

                                (iv)    Seller shall have received such other
instruments and documents as counsel for Seller may reasonably require as necessary or desirable for transferring to Buyer the obligation to pay the Deposit liabilities and otherwise perform Seller's obligations that are being transferred to Buyer pursuant to this Agreement, all in form and substance reasonably satisfactory to counsel for Seller.

                        b. Conditions to the Obligations of Buyer. Unless waived in writing by Buyer, the obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions:

                                (i)     Performance. Each of the acts and
undertakings and covenants of Seller to be performed at or before the Closing pursuant to this Agreement shall have been duly performed.

                                (ii)    Representations and Warranties. The
representations and warranties of Seller contained in Article 3 of this Agreement shall be true, correct and complete on and as of the Closing with the same effect as though made on and as of the Closing.

                                (iii)   No Material Adverse Change. Between the
date of this Agreement and the Closing, no material adverse change shall have occurred with respect to the Subsidiary, its business operations or financial condition.

                                (iv)    Stock Certificates. Buyer shall have
received all stock certificates representing the Stock duly endorsed to Buyer.

                                (v)     Termination of Shareholder Agreement.
Seller shall have executed any documentation reasonably required by Buyer to evidence the termination of the Shareholder Agreement.

                        c. Condition to the Obligations of Seller and Buyer.

                                (i)     Regulatory Approvals. All required
licenses, approvals, and consents of any relevant federal, state, or other regulatory agency (including the Buyer's application for trust powers and operating subsidiary status for the Subsidiary) shall have been obtained without any conditions or other requirements reasonably deemed materially burdensome by either Seller or Buyer, and all necessary conditions of those licenses, approvals, and consents shall have been fully satisfied, all in form and substance satisfactory to Buyer.



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                                (ii)    Absence of Proceedings and Litigation.
No order shall have been entered and remain in force at the Closing restraining or prohibiting any of the transactions contemplated by this Agreement in any legal, administrative or other proceeding, and no action or proceeding shall have been instituted or threatened on or before the Closing seeking to restrain or prohibit the transactions contemplated by this Agreement.

                5.      Tax Matters. [intentionally deleted]

                6. Covenant Regarding Shareholder Agreement. Buyer and Seller agree to take all actions necessary or advisable to terminate the Shareholder Agreement on or prior to the Closing.

                7. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California

                8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

                9. Notices. All notices or other communications hereunder shall be made in writing and shall be delivered either by personal delivery, United States mail, overnight courier, facsimile or other electronic transmission, to Seller at 722 East Main Street, Richmond, Indiana 47374, and to Buyer at 610 Alamo Pintado, Solvang, California 93463.

                10. Counterparts. This Agreement may be executed in one or more counterparts and each such counterpart shall constitute an original instrument.

                11. Assignment. This Agreement and the rights and obligations of a party hereunder may be transferred by such party only after Closing and upon the written consent of the other party.

                12. Survival. The representations and warranties shall not survive the Closing, notwithstanding anything contained herein or in the Shareholders Agreement to the contrary.












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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.



                                        HARRINGTON BANK, FSB ("Seller")


                                        By: /s/ CRAIG CERNY
                                           -------------------------------------
                                           Name: Craig Cerny
                                           Title: President



                                        By: /s/ JOHN E. FLEENER
                                           -------------------------------------
                                           Name: John Fleener
                                           Title: Chief Financial Officer


                                        LOS PADRES BANK, FSB ("Buyer")



                                        By: /s/ WILLIAM PHILLIPS, JR
                                           -------------------------------------
                                           Name: William Phillips, Jr
                                           Title: President



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